THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE

$150,000

         FOR VALUE RECEIVED, on August 26, 1999, and pursuant to the terms and conditions of the Loan Agreement entered into on this same date (the "Loan Agreement"), the undersigned, CyberGuard Corporation, a Florida corporation ("Maker"), having a mailing address of 2000 West Commercial Blvd., Suite 200, Ft. Lauderdale, Florida 33309, promises to pay to the order of David R. Proctor ("Payee"), or its registered assigns (Payee or such registered assigns at the time being the registered holder or holders hereof are hereinafter collectively referred to as the "Holder"), at the Holder's address listed in the Security Agreement dated as of August 26, 1999, or at such other place as the Holder hereof may direct in writing, the aggregate principal sum of one hundred fifty thousand US Dollars ($150,000.00), together with interest from the date hereof on the unpaid principal amount, as follows:

         1. INTEREST. The unpaid principal amount hereof shall bear interest at the rate of 11.5% per annum. Any amount of principal or interest not paid when due (whether at the stated due date, at maturity, upon acceleration or otherwise) shall thereafter bear interest until paid in full at the rate of 17.5% per annum. Interest shall be computed on the actual number of days elapsed on the basis of a 360-day year consisting of twelve 30-day months.

         2. PRINCIPAL AND INTEREST PAYMENTS. Interest due hereunder shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year commencing on October 1, 1999 and continuing on each January 1, April 1, July 1 and October 1 thereafter through the maturity date hereof; except that interest accruing from the date hereof through July 1, 2000 shall be compounded quarterly on January 1, April 1, July 1 and October 1, commencing October 1, 1999, and added to the principal amount of this Note. All principal due hereunder together with all accrued but unpaid interest shall become immediately due and payable without further notice on June 30, 2002. In the event that any payment date shall fall due on a Saturday, Sunday, legal holiday or a day on which federal banking institutions are not required to be open, payment shall be made on the next business day, but interest, shall continue to accrue until such payment is made.

         3. PAYMENTS. All payments of principal and interest are to be made in lawful money of the United States of America. All payments received shall be applied first to unpaid interest, then principal. This Note cannot be prepaid without the written consent of the Holder.

         4. DEFAULT. In the event that (a) any payment of principal or interest due hereunder is not paid when due; or (b) Maker becomes subject to any bankruptcy, insolvency, receivership






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

or debtor relief proceedings and, in the case of any such proceedings initiated against Maker, the same have not been discharged within sixty (60) days after institution; or (c) Maker makes an assignment for the benefit of creditors, or admits in writing an inability to pay its debts generally as they become due; or
(d) Maker fails to comply with or perform any covenant, agreement or condition of this Note or any other Loan Document; or (e) any statement, representation or warranty in any of the Loan Documents, is false, misleading or erroneous in any material respect on the date thereof, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Loan Document; or (f) the occurrence of any event or condition deemed to be a default under or as defined in any other Loan Document; then an event of default hereunder shall be deemed to have occurred and then or thereafter, at the option of the Holder hereof, the entire principal and accrued interest of this Note shall become immediately due and payable, without further notice to Maker. The failure of the Holder to exercise any right or remedy hereunder shall not be deemed to be a release or waiver of any obligation or liability of the Maker. As used herein, the term "Loan Document" means any other document or instrument now or hereafter evidencing, governing, guaranteeing or securing this Note or any part thereof or otherwise executed in connection with the loan evidenced or governed by this Note, including, without limitation, the Loan Agreement and the Security Agreement.

         5. REMEDIES. Upon the occurrence of an event of default as described above, the Holder may exercise any rights and remedies available to it provided herein or by law or in equity. To the extent permitted by applicable law, all benefits, rights and remedies hereunder shall be deemed cumulative and not exclusive of any other thereof.

         6. SECURITY. This Note is secured by the security interests and assignments created by that certain Security Agreement dated as of August 26, 1999 (as such may hereafter be amended, modified, supplemented and/or restated, the "Security Agreement"), executed by Maker in favor of the Secured Parties thereunder, to which Security Agreement reference is made for a more complete description of the collateral, the nature and extent of the security, and the rights of the Holder in respect of such security.

         7. SUBORDINATION. The indebtedness evidenced by this Note is expressly subordinated, to the extent and in the manner set forth in the Loan Agreement, in right of payment to the prior payment in full of all the Senior Indebtedness of Maker. As used in this Note, the term "Senior Indebtedness" shall mean the principal and unpaid accrued interest on all indebtedness of Maker to Coast Business Credit, a division of Southern Pacific Bank, including any renewals, extensions and refundings of such indebtedness.

         8. CONVERSION.

         8.1 CONVERSION BY HOLDER. Any Holder of this Note has the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note, to convert this Note, in accordance with the provisions of SECTION
8.3 hereof, in whole or in part, into fully paid and nonassessable shares of Common Stock of Maker (the "Common Stock"). The number of shares of Common Stock into which this Note may be converted (the "Conversion Shares") shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the Conversion Price (as defined below) in effect at the time of conversion. The initial Conversion Price shall be equal to One Dollar ($1.00).

         8.2 CONVERSION BY MAKER. At the option of Maker, the entire principal amount together with all accrued interest of this Note may be converted into shares of Common Stock at





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

the Conversion Price if (i) shares of the Common Stock close at a price in excess of Four Dollars ($4.00) per share for ninety (90) consecutive trading days, and (ii) the shares of Common Stock into which this Note is converted are fully registered under the Securities Act of 1933, as amended, and freely transferable.

         8.3 CONVERSION PROCEDURE.

             (a) NOTICE OF CONVERSION PURSUANT TO SECTION 8.1. Before the
Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of Maker and shall give written notice by mail, postage prepaid, to Maker at its principal corporate office, of the election to convert the same pursuant to SECTION 8.1, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Maker shall, as soon as practicable thereafter, issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

             (b) NOTICE OF CONVERSION PURSUANT TO SECTION 8.2. If this Note is converted by Maker pursuant to SECTION 8.2, written notice shall be delivered to the Holder of this Note at the address last shown on the records of Maker for the Holder or given by the Holder to Maker for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Maker is located, notifying the Holder of the conversion to be effected, specifying the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion will occur and calling upon such holder to surrender to Maker, in the manner and at the place designated, the Note.

         8.4 DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after the conversion of this Note, Maker at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

         8.5 MECHANICS AND EFFECT OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to the Holder upon the conversion of this Note, Maker shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of Maker. At its expense, Maker shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Maker), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note, such conversion shall be deemed to have been made immediately prior to the closing for the issuance and sale of such Common Stock and on and after such date the Holder of this Note entitled to receive the shares of such Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares. Upon conversion of this Note, Maker shall be forever released from its obligations and liabilities under this Note, except that Maker shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion.

         9. ADJUSTMENTS. The Conversion Price in effect at any time shall be subject to adjustment as follows:

            (a) DIVIDENDS, STOCK SPLITS AND REVERSE STOCK SPLITS. In case the Company shall (i) declare a dividend on all its Common Stock in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine all the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock (other than any reclassification upon a consolidation, merger, conveyance or transfer subject to SECTION 10) any shares, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Note upon conversion after such time shall be entitled to receive the number and kind of shares which the Holder would have owned or have been entitled to receive had this Note been converted immediately prior to such time. Such adjustment will become effective immediately prior to the opening of business on the day following the date on which such dividend is declared or such subdivision or combination becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) ISSUANCES BELOW MARKET. In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subsection (e) below) on such record date, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares to be offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase. Such adjustment will become effective immediately prior to the opening of business on the day following such record date. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

             (c) SPECIAL DIVIDENDS. In case the Company shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of its indebtedness, securities or assets (excluding cash dividends paid out of retained earnings) or subscription rights or warrants (excluding those referred to in subsection (b) above), the Conversion Price in effect immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the current market price per share of Common Stock (as determined pursuant to subsection (e) below) on such record date, less the fair market value (as determined in good faith by the Board of Directors) of the portion of such evidences of indebtedness, securities or assets or of such subscription rights or warrants so applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment will become effective immediately prior to the opening of business on the day following such record date. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

             (d) OTHER DISTRIBUTIONS. In case the Company shall distribute evidences of its indebtedness, securities, assets, rights or warrants to any Person (as defined in Section 10) in connection with or as a result of or related to any pending or future claims, suits, actions or proceedings against the Company or any of its subsidiaries, then in each such case the Conversion Price in effect immediately prior to such distribution shall be adjusted by multiplying such Conversion Price by a fraction, of which the numerator shall be the current market price per share of Common Stock (as determined by pursuant to subsection (e) below) on the date of such distribution, less the fair market value (as determined in good faith by the Board and Directors) of the portion of such evidences of indebtedness, securities, assets, rights or warrants so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment will become effective immediately prior to the opening of business on the day following the date of such distribution. Such adjustment shall be made successively whenever any such distribution or issuance is made. The intent of this subsection is that if any evidences of indebtedness, securities, assets, rights or warrants are distributed in connection with or as a result of or related to any pending or future claims, suits, actions or proceedings against the Company or any of its subsidiaries, that the Holder of this Note shall be entitled to convert this Note into the same percentage of the outstanding capital stock of the Company for the same aggregate conversion price immediately after such distribution as the Holder of this Note could convert immediately prior to such distribution.

             (e) OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of SECTION 9 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in SECTION 9, necessary to preserve, without dilution, the conversion rights represented by this Note. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. Notwithstanding anything contained in this subsection (e) to the contrary, this subsection (e) shall not apply to any issuance of Common Stock by the Company for which the Company has received consideration equal to the fair market value of such Common Stock on the date of issuance, as determined by the Board of Directors of the Company in good faith.

             (f) NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion privilege of the Holder of this Note against dilution or other impairment.

             (g) MARKET PRICE DETERMINATION. For the purpose of any computation under subsections (b), (c) and (d) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the ten (10) consecutive trading dates immediately preceding such date. The closing price for each day shall be the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of

Common Stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. If the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the current market price per share of Common Stock shall be determined in good faith by the Board of Directors.

             (h) MINIMUM ADJUSTMENT REQUIRED. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

             (i) ADJUSTMENTS FOR TAX PURPOSES. The Company may make such adjustments in the Conversion Price so as to increase the number of shares issuable on conversion, in addition to those adjustments required by this
SECTION 9, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

             (j) CERTIFICATE. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly cause a certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof to be mailed to the Holder of this Note at the address shown in the registration books of the Company.

             (k) ADJUSTMENTS TO OTHER SHARES. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) above, the Holder of this Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of its Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsections (a)-(j) above.

         10. EFFECT OF CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER. In case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Holder a supplemental agreement providing that the Holder of this Note shall have the right hereafter, during the period this Note shall be convertible, to convert such Note into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Note was convertible immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person, and
(ii) failed to exercise such Holder's rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale, transfer or lease by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this SECTION 10 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
SECTION 10. The above provisions of this SECTION 10 shall similarly apply to successive consolidations, mergers, conveyances or transfers. For purposes of this Note, the term "Person" shall mean any individual, firm, corporation, company, limited liability company, association, partnership, joint venture or other entity.

         11. PRIOR NOTICE OF CERTAIN EVENTS. In the event that:

              (a) Maker shall declare any dividend, whether payable in cash or in any capital stock upon its Common Stock, or authorize any other issuance or distribution to the holders of its Common Stock; or

              (b) there shall be any capital reorganization or reclassification of the capital stock of Maker, or consolidation or merger of Maker with another entity or a sale of all or substantially all its assets; or

              (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Maker;

then, in any of said cases, Maker shall give prior written notice, by first-class mail, postage prepaid, addressed to the registered Holder of this Note at the address of such registered Holder as shown on the registration books of Maker, of the date on which (i) the books of Maker shall close or a record shall be taken for such stock dividend, distribution or subscription rights,
(ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall be consummated, or (iii) such other event shall be consummated, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall receive said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given at least thirty (30) days prior to the date of the event in question and the record date or the date on which Maker's transfer books are closed in respect thereto.

         12. CHANGE OF CONTROL. In the event that a Change of Control (as defined below) has occurred, the Holder may, in its sole discretion, declare the entire principal amount and accrued interest of this Note immediately due and payable, without further notice to Maker. A "Change of Control" occurs upon any of the following events: (i) upon any merger or consolidation of Maker with or into any other Person or any other sale, transfer or other disposition, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of Maker, (iii) when, during any period of 12 consecutive months after the date hereof, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Maker (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Maker was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board of Directors of Maker then in office, (iv) a sale, transfer or other disposition, whether directly or indirectly, by Maker of all or substantially all of its assets, on a consolidated basis, or (v) the pro rata distribution by Maker to its stockholders of substantially all of its assets. For purposes of this definition of "Change of Control," (i) the terms "person" and "group" shall have the meanings used for purposes of Rules l3d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

         13. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Maker, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Maker. If a determination has been made pursuant to this
SECTION 13 that the opinion of counsel for the Holder is not reasonably satisfactory to Maker, the Maker shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         14. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount and accrued interest of this Note, in addition to such other remedies as shall be available to the Holder, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         15. REGISTRATION RIGHTS. Upon conversion of this Note, the Holder shall have and be entitled to exercise, together with all other holders of Common Stock possessing registration rights under the Loan Agreement, the registration rights granted under the Loan Agreement with respect to the shares of Common Stock issued upon conversion of this Note.

         16. OBLIGATIONS ABSOLUTE. All obligations of Maker hereunder are absolute and unconditional, irrespective of any effect or counterclaim of Maker against the Holder. Maker hereby waives the right to enforce any right of offset, counterclaim or breach in any action brought to enforce the obligations of Maker under this Note.

         17. WAIVERS. Maker and any co-makers, sureties, endorsers and guarantors of this Note hereby jointly and severally waive presentment for payment, notices of non-performance or nonpayment, protest, notices of protest, notice of dishonor, diligence in bringing suit hereon against any party hereto and notice of acceleration, and further consent to any extension of time for payment hereunder (whether one or more), any renewal hereof (whether one or more), any substitution or release of any collateral, and any addition or release of any party liable for payment of this Note. Any such extension, renewal, substitution or release may be made by the Holder without notice to any such party and without discharging such party's liability hereunder.

         18. COLLECTION COSTS; ATTORNEYS' FEES. Maker agrees to pay all expenses and costs of collection, including all reasonable attorneys' fees and expenses as awarded by a court, court costs, and similar costs incurred by the Holder in connection with the enforcement of this Note, endeavoring to collect any amounts payable hereunder, whether by acceleration or otherwise.

         19. PARTIAL INVALIDITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of any such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance. No invalid provision hereof shall affect or impair any other provision of this Note.

         20. CONFLICT. In the event of a conflict as between the terms and conditions hereof and the terms and conditions of the Loan Agreement, the terms and conditions of this Note shall control. In lieu of any such conflict of terms both documents shall be of equal force and effect.

         21. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to conflict of law principles.

         22. AMENDMENTS. Any amendment or modification to this Note shall not be effective unless signed in writing by the Holder.

         23. HEADINGS; CONSTRUCTION. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.




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         24. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior consent of the Holder, assign any rights, duties, or obligations under this Note.














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         25. MAXIMUM INTEREST RATE. Regardless of any provision contained herein, or in any other documents or instruments executed in connection herewith, the Holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the Highest Lawful Rate and in the event the Holder hereof ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Holder hereof shall either apply or refund to Maker the amount of such excess as herein provided, and in such event the Holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate. For purposes of this Note, the term "Highest Lawful Rate" shall mean, at any given time, the maximum nonusurious interest rate, if any, that may be contracted for or received on the indebtedness evidenced by this Note under applicable federal and state laws.

         26. NO ORAL AGREEMENTS. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         27. WAIVER OF TRIAL BY JURY. MAKER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. MAKER ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.



                                  MAKER:

                                  CyberGuard Corporation, a Florida Corporation

                                  By:
                                     --------------------------------------
                                  Its:
                                     --------------------------------------







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